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Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

        As independent petroleum engineers, we hereby consent to the incorporation by reference of our report dated February 11, 2016, included as part of the consolidated financial statements of Sanchez Production Partners LP, as of December 31, 2015, which are incorporated by reference into Amendment No. 3 to the Registration Statement on Form S-1/A and the related Prospectus of Sanchez Production Partners LP. We also consent to all references to us contained in such Registration Statement, and in the Prospectus under the heading "Experts."

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ J. CARTER HENSON, JR. J. Carter Henson, Jr., P.E. Senior Vice President

Houston, Texas
November 4, 2016

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  Exhibit 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS